                                                                    EXHIBIT 99.1


                           LASER VISION CENTERS, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                                                      LASER VISION CENTERS, INC.
                                                    EMPLOYEE STOCK PURCHASE PLAN
                                                       EFFECTIVE JANUARY 1, 2000
================================================================================


                           LASER VISION CENTERS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                                TABLE OF CONTENTS


SECTION 1 - INTRODUCTION......................................................................................1
        1.1   Purpose.........................................................................................1
        1.2   Stock Purchase Plan.............................................................................1
        1.3   Effective Date and Term.........................................................................1
        1.4   Participating Subsidiaries......................................................................1
        1.5   Stock Subject to Plan...........................................................................1


SECTION 2 - DEFINITIONS.......................................................................................2
        2.1   "Beneficiary"...................................................................................2
        2.2   "Board".........................................................................................2
        2.3   "Code"..........................................................................................2
        2.4   "Committee".....................................................................................2
        2.5   "Company".......................................................................................2
        2.6   "Compensation"..................................................................................2
        2.7   "Custodian".....................................................................................2
        2.8   "Effective Date"................................................................................2
        2.9   "Employee"......................................................................................2
        2.10  "Fair Market Value".............................................................................2
        2.11  "Offering Date".................................................................................3
        2.12  "Offering Period"...............................................................................3
        2.13  "Option Account"................................................................................3
        2.14  "Participating Subsidiary"......................................................................3
        2.15  "Plan"..........................................................................................3
        2.16  "Stock".........................................................................................3
        2.17  "Subsidiary"....................................................................................3
        2.18  "Termination Date"..............................................................................3


SECTION 3 - ENROLLMENT AND CONTRIBUTIONS......................................................................3
        3.1   Eligibility for Enrollment......................................................................3
        3.2   Enrollment Procedure............................................................................4
        3.3   Contributions...................................................................................4
        3.4   Option Accounts.................................................................................5
        3.5   No Funding of Accounts..........................................................................5


SECTION 4 - GRANT AND EXERCISE OF OPTION......................................................................5
        4.1   Grant of Options; Terms.........................................................................5
        4.2   Purchase of Stock; Price........................................................................6
        4.3   Option Accounts.................................................................................6
        4.4   No Interest on Account Balances.................................................................7

                                                      LASER VISION CENTERS, INC.
                                                    EMPLOYEE STOCK PURCHASE PLAN
                                                       EFFECTIVE JANUARY 1, 2000
================================================================================

SECTION 5 - TERMINATION OF ENROLLMENT.........................................................................7
        5.1   Termination of Enrollment.......................................................................7
        5.2   Distributions to Employee.......................................................................7
        5.3   Beneficiaries...................................................................................8


SECTION 6 - PLAN ADMINISTRATION...............................................................................8
        6.1   Committee.......................................................................................8
        6.2   Committee Powers................................................................................8
        6.3   Committee Actions...............................................................................9
        6.4   Member Who is Participant.......................................................................9
        6.5   Information Required from Company..............................................................10
        6.6   Information Required from Employees............................................................10
        6.7   Uniform Rules and Administration...............................................................10


SECTION 7 - AMENDMENT AND TERMINATION........................................................................10
        7.1   Amendment......................................................................................10
        7.2   Termination....................................................................................10
        7.3   Rights Upon Termination........................................................................11


SECTION 8 - GENERAL PROVISIONS...............................................................................11
        8.1   No Transfer or Assignment......................................................................11
        8.2   Equal Rights and Privileges....................................................................11
        8.3   Rights as Stockholder..........................................................................11
        8.4   Rights as Employee.............................................................................11
        8.5   Costs..........................................................................................11
        8.6   Application of Funds...........................................................................11
        8.7   Reports........................................................................................12
        8.8   Actions by Company.............................................................................12
        8.9   Governmental Approval..........................................................................12
        8.10  Stockholder Approval...........................................................................12
        8.11  Applicable Law.................................................................................12
        8.12  Gender and Number..............................................................................12
        8.13  Headings.......................................................................................12

                                                      LASER VISION CENTERS, INC.
                                                    EMPLOYEE STOCK PURCHASE PLAN
                                                       EFFECTIVE JANUARY 1, 2000
================================================================================


                           LASER VISION CENTERS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN



                            SECTION 1 - INTRODUCTION

         1.1 PURPOSE. The purpose of the Laser Vision Centers, Inc. Employee Stock Purchase Plan is to provide eligible employees of the Company and its Subsidiaries the opportunity to acquire a proprietary interest in the Company and thereby provide employees with an additional incentive to contribute to the long-term profitability and success of the Company and its Subsidiaries. The Plan is for the exclusive benefit of eligible employees of the Company and its Subsidiaries.

         1.2 STOCK PURCHASE PLAN. The Plan is a stock purchase plan that is intended to satisfy all requirements of Section 423 of the Internal Revenue Code of 1986, as amended. Any provision of the Plan inconsistent with Code Section 423 will, without further act or amendment by the Company, be reformed to comply with Code Section 423.

         1.3 EFFECTIVE DATE AND TERM. The Plan will be effective January 1, 2000, subject to approval of the Plan by the stockholders of the Company within twelve months of its adoption by the Board of Directors. The Plan shall continue in effect until the earlier of the date the Company terminates the Plan or the date all of the shares of Stock subject to the Plan, as amended from time to time, are purchased.

         1.4 PARTICIPATING SUBSIDIARIES. A Subsidiary of the Company as of the Effective Date will be deemed to have adopted the Plan for its eligible Employees as of the Effective Date and any corporation that becomes a Subsidiary after the Effective Date will be deemed to have adopted the Plan for its eligible Employees immediately upon becoming a Subsidiary, unless the Company acts to exclude the Subsidiary and its eligible Employees from participation in the Plan.

         1.5      STOCK SUBJECT TO PLAN.

                  (a) The Stock subject to purchase under the Plan will be shares of the Company's authorized but unissued shares, or previously issued shares of Stock reacquired and held by the Company, or shares acquired in the market. The aggregate number of shares of Stock that may be purchased under the Plan shall not exceed three hundred thousand (300,000) shares. All shares of Stock purchased under the Plan will count against this limitation.

                  (b) In case of a reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other change in the capital structure of the Company, the Committee may make such adjustment as it deems

                                                      LASER VISION CENTERS, INC.
                                                    EMPLOYEE STOCK PURCHASE PLAN
                                                       EFFECTIVE JANUARY 1, 2000
================================================================================


appropriate in the number, kind and purchase price of shares of Stock available for purchase under the Plan, subject to Section 7.1.



                             SECTION 2 - DEFINITIONS

         For purposes of this Plan, the following words and phrases, whether or not capitalized, have the meanings specified below, unless the context plainly requires a different meaning:

         2.1 "BENEFICIARY" means a person to whom all or a portion of the cash amounts due to the Employee under this Plan will be paid if the Employee dies before receiving such cash amounts.

         2.2      "BOARD" means the Board of Directors of the Company.

         2.3 "CODE" means the Internal Revenue Code of 1986, as amended, and all regulations thereunder.

         2.4 "COMMITTEE" means the individuals appointed by the Board to administer the Plan.

         2.5      "COMPANY" means Laser Vision Centers, Inc.

         2.6 "COMPENSATION" means wages, salary and commissions for services rendered paid to an Employee by the Company or any Participating Subsidiary during the applicable period specified in the Plan, including amounts contributed by the Employee to any plan or plans established by the Company or Participating Subsidiary in accordance with sections 125 or 401(k) of the Code or to any nonqualified deferred compensation plan or plans established by the Company or Participating Subsidiary. Bonuses, overtime and shift premiums paid to an Employee shall not be included in Compensation.

         2.7 "CUSTODIAN" means the custodian for the Plan appointed by the Company.

         2.8      "EFFECTIVE DATE" means January 1, 2000.

         2.9 "EMPLOYEE" means any employee of the Company or a Participating Subsidiary.

         2.10 "FAIR MARKET VALUE" means the fair market value of one share of Stock as of a particular day, which shall generally be the closing price per share of Stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on that day, or, if such day is not a trading day, the last preceding trading day.

                                                      LASER VISION CENTERS, INC.
                                                    EMPLOYEE STOCK PURCHASE PLAN
                                                       EFFECTIVE JANUARY 1, 2000
================================================================================

         2.11     "OFFERING DATE" means the first day of the Offering Period.

         2.12 "OFFERING PERIOD" means January 1, 2000 through March 31, 2000 and each consecutive three month period thereafter; or such other period designated by the Committee in its sole discretion.

         2.13 "OPTION ACCOUNT" means the Account maintained on behalf of the Employee under Section 3.4 to which contributions to the Plan are credited and from which amounts are withdrawn to exercise options on a Termination Date.

         2.14 "PARTICIPATING SUBSIDIARY" means a Subsidiary which is participating in the Plan in accordance with Section 1.4.

         2.15 "PLAN" means the Laser Vision Centers, Inc. Employee Stock Purchase Plan, as described in this document and as amended from time to time.

         2.16     "STOCK" means the Common Stock of the Company.

         2.17 "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time an option is granted, each of the corporations other than the last corporation owns 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         2.18 "TERMINATION DATE" means the last day of an Offering Period; provided however, that if the last day of an Offering Period is not a business day, the immediately preceding business day shall be the Termination Date.


                    SECTION 3 - ENROLLMENT AND CONTRIBUTIONS

         3.1      ELIGIBILITY FOR ENROLLMENT.

                  (a) An Employee may enroll in the Plan for an Offering Period unless one of the following applies:

                           (i) The Employee would, immediately upon enrollment,
own directly or indirectly, or hold options or rights to acquire, an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of the Company or any Subsidiary, determined in accordance with Section 423(d) of the Code; or

                           (ii) The Employee is not employed by the Company or a
Participating Subsidiary on the Offering Date; or

                                                      LASER VISION CENTERS, INC.
                                                    EMPLOYEE STOCK PURCHASE PLAN
                                                       EFFECTIVE JANUARY 1, 2000
================================================================================


                           (iii) The terms of the Employee's employment are
covered by a collective bargaining agreement and the applicable union or other collective bargaining unit has refused to accept the Plan (having been specifically requested to do so by the Company).

         (b) The Committee or its designee will notify an Employee that the Employee is first eligible to enroll in the Plan and make available to each eligible Employee the necessary enrollment forms before the Offering Date.

         3.2      ENROLLMENT PROCEDURE.

         (a) To enroll in the Plan for an Offering Period, an Employee must file an enrollment form with the Company and elect to make contributions under the Plan in accordance with Section 3.3. The enrollment form must be received by the Company at least fifteen (15) calendar days prior to the Offering Date and must state the contribution rate elected by the Employee for the Offering Period.

         (b) An Employee whose enrollment in and contributions under the Plan continue throughout an Offering Period will automatically be enrolled in the Plan for the next Offering Period unless (i) the Employee files a written notice of withdrawal with the Company before the Offering Date for the next Offering Period in accordance with Section 5.1(a)(i) or (ii) on the Offering Date for such Offering Period the Employee is described in Section 3.1(a)(i), (ii) or
(iii). The contribution rate for an Employee who is automatically enrolled for an Offering Period pursuant to this Section will be the contribution rate in effect for the immediately preceding Offering Period, unless the Employee files an amended enrollment form with the Company at least fifteen (15) calendar days prior to the next subsequent Offering Period designating a different contribution rate.


         3.3      CONTRIBUTIONS.

         (a) To enroll for the first time in the Plan for an Offering Period, an Employee must elect to make a contribution under the Plan, subject to the terms and conditions prescribed below, by means of payroll deduction for each payroll period within the Offering Period.

         (b) An Employee may elect to make payroll deduction contributions in amounts not less than one percent (1%) of Compensation per payroll period and not more than the lesser of (i) ten percent (10%) of Compensation per Offering Period (or such other amount as the Committee may establish from time to time and communicate to Employees before the Offering Date) or (ii) a percentage of Compensation for each payroll period that ensures that the limit on the purchase of shares of Stock specified in Section 4.1 is not exceeded for the Offering Period.

                                                      LASER VISION CENTERS, INC.
                                                    EMPLOYEE STOCK PURCHASE PLAN
                                                       EFFECTIVE JANUARY 1, 2000
================================================================================



                  (c) Payroll deductions will commence with the first payroll period that begins within the Offering Period and will be made in conformity with the Company's payroll deduction schedule and practices.

                  (d) Except as provided in Section 5.1, an Employee may elect to increase, decrease or discontinue contributions only as of the beginning of the first payroll period in an Offering Period by giving written notice to the Committee at least fifteen (15) calendar days before such payroll period takes effect.

         3.4 OPTION ACCOUNTS. All contributions made by an Employee under the Plan will be credited to an Option Account maintained by the Company or the Custodian on behalf of the Employee. The Company will make the credit as soon as practicable after the contributions are withheld from the Employee's Compensation.

         3.5 NO FUNDING OF ACCOUNTS. No cash shall be set aside with respect to an Option Account until it is credited thereto. Nothing contained in this Plan and no action taken pursuant to the provisions hereof shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Employee or any other person with respect to an Option Account. Amounts credited to an Option Account at any time and from time to time shall be the general assets of the Company. To the extent that any person acquires a right to receive the benefit of amounts credited to an Option Account, such right shall be that of an unsecured general creditor of the Company.


                    SECTION 4 - GRANT AND EXERCISE OF OPTION

         4.1 GRANT OF OPTIONS; TERMS. Enrollment in the Plan for an Offering Period will constitute the grant by the Company of an option to purchase shares of Stock under the Plan during such Offering Period. Enrollment in the Plan (whether initial or continuing) for each Offering Period will constitute a new grant of an option to purchase shares of Stock under the Plan. All Employees granted options shall have the same rights and privileges as required by section 423(b)(5) of the Code. Each option will be subject to the following terms:

                  (a) The option price will be as specified in Section 4.2.

                  (b) Except as limited in (e) below, the number of shares of Stock subject to the option will equal the number of whole and fractional shares of Stock that can be purchased at the option price specified in Section 4.2 with the aggregate amount credited to the Employee's Option Account as of the Termination Date.

                  (c) The option will be exercised on the Termination Date for the Offering Period.

                                                      LASER VISION CENTERS, INC.
                                                    EMPLOYEE STOCK PURCHASE PLAN
                                                       EFFECTIVE JANUARY 1, 2000
================================================================================


                  (d) The payment by an Employee for the shares of Stock purchased under an option will be made only through payroll deduction in accordance with Section 3.3.

                  (e) The number of shares of Stock subject to the option for any Employee (when taken together with all other options held by such Employee under the Plan and under any other stock purchase plan of the Company or a Subsidiary at any time during the calendar year in which the option is granted) will not exceed the number derived by dividing twenty five thousand dollars ($25,000) by the Fair Market Value of a share of Stock on the Offering Date for the Offering Period.

         4.2 PURCHASE OF STOCK; PRICE.

                  (a) As soon as practicable after the Termination Date of each Offering Period, the Company or Custodian will apply to the purchase of shares of Stock the amounts credited to each Employee's Option Account as of such Termination Date. The Stock so purchased shall be allocated to the Option Account for the Employee. The Stock shall be held by the Custodian on behalf of the Employee and registered in the name of a nominee.

                  (b) The option price of each share of Stock purchased as of a Termination Date shall be the lower of:

                           (i) Eighty five percent (85%) of the Fair Market
Value of the Stock on the Offering Date for such offering, or

                           (ii) Eighty five percent (85%) of the fair market
value of the Stock on the Termination Date for such offering.

         4.3 OPTION ACCOUNTS.

                  (a) All whole and fractional shares of Stock purchased on behalf of an Employee as of a Termination Date shall be credited to such Employee's Option Account as of such date. Any cash in lieu of fractional share remaining on distribution of shares or on termination of the Plan shall be distributed to the Employee. Dividends payable with respect to shares of Stock credited to the Employee's Option Account will be credited to the Employee's Option Account and used by the Custodian to purchase additional shares of Stock on the open market as soon as administratively feasible following receipt of the dividend payment by the Custodian.

                  (b) In the event the amount withheld through payroll deductions with respect to an Offering Period exceeds the option price of the shares available for purchase for such Employee for that Offering Period, the excess of the amount so withheld over the option price of the shares so purchased for the Employee shall be returned to the Employee without interest.

                                                      LASER VISION CENTERS, INC.
                                                    EMPLOYEE STOCK PURCHASE PLAN
                                                       EFFECTIVE JANUARY 1, 2000
================================================================================


         4.4 NO INTEREST ON ACCOUNT BALANCES. No interest or other earnings will be credited to any Option Account with respect to (a) amounts credited thereto during an Offering Period or (b) amounts to be returned to the Employee. Neither the Committee nor the Company shall have any obligation to invest or otherwise manage amounts credited to an Option Account, other than to apply such amounts to the purchase of Stock in accordance with the terms of this Plan.


                      SECTION 5 - TERMINATION OF ENROLLMENT

         5.1 TERMINATION OF ENROLLMENT.

                  (a) An Employee's enrollment in the Plan will terminate under the following circumstances:

                           (i) An Employee's enrollment will terminate as of the
beginning of the Offering Period that is at least fifteen (15) calendar days after the Employee files with the Company a written notice of withdrawal;

                           (ii) An Employee's enrollment will terminate
following the termination of employment with the Company and all Participating Subsidiaries, provided that the Employee may elect to continue participation through the next following Termination Date, in which case, shares of Stock shall be purchased for such Employee in accordance with Section 4.2;

                           (iii) An Employee's enrollment will terminate as of
the date on which the Employee would own directly or indirectly, or hold options or rights to acquire, an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of the Company or any Subsidiary, determined in accordance with Section 423(d) of the Code; and

                           (iv) An Employee's enrollment will terminate upon
termination of the Plan or as of the date the relevant Participating Subsidiary ceases to be a Subsidiary.

                  (b) An Employee whose enrollment in the Plan terminates under this Section, other than by reason of termination of the Plan, may again enroll in the Plan as of any subsequent Offering Date if the Employee satisfies the eligibility conditions of Section 3.1 as of such date.

         5.2 DISTRIBUTIONS TO EMPLOYEE.

                  (a) As soon as practicable after an Employee's enrollment in the Plan terminates under Section 5.1:

                                                      LASER VISION CENTERS, INC.
                                                    EMPLOYEE STOCK PURCHASE PLAN
                                                       EFFECTIVE JANUARY 1, 2000
================================================================================


                           (i) The Company will pay to the Employee all amounts
credited to the Employee's Option Account as of the date of termination; and

                           (ii) The Committee will direct the Custodian to
distribute to the Employee certificates representing any whole shares of Stock then credited to the Employee's Option Account and cash equal to the Fair Market Value of any fractional share.

                  (b) If an Employee's enrollment terminates as a result of death, or if the Employee's death occurs before the Employee receives a distribution under this Section, all cash amounts payable under this Section to the Employee will be paid to the Employee's Beneficiary.

                  (c) An Employee may, from time to time, request distribution with regard to whole shares of Stock then credited to the Employee's Option Account. The Custodian shall pay to the Employee cash equal to the Fair Market Value of any fractional share when all whole shares of Stock have been distributed.

         5.3 BENEFICIARIES.

                  (a) An Employee may designate one or more persons (concurrently, contingently or successively) to whom cash amounts credited to the Option Account will be distributed if the Employee dies before receiving complete payment of such amounts. Any such designation must be made on a form provided by the Company for this purpose, will be effective on the date received by the Company and may be revoked by the Employee at any time.

                  (b) If the Employee fails to designate a Beneficiary or if no designated beneficiary survives the Employee, then any cash amounts shall be made to the Employee's estate.


                         SECTION 6 - PLAN ADMINISTRATION

         6.1 COMMITTEE. The Plan will be administered by the Committee.

         6.2 COMMITTEE POWERS.

                  (a) The Committee will have all powers appropriate to administer the Plan including, but not limited to, the following:

                           (i) To determine all questions that may arise under
the Plan, including the power to determine the rights or eligibility of an Employee or their Beneficiaries;

                           (ii) To construe the terms of the Plan and to remedy
ambiguities, inconsistencies or omissions;

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                                                      LASER VISION CENTERS, INC.
                                                    EMPLOYEE STOCK PURCHASE PLAN
                                                       EFFECTIVE JANUARY 1, 2000
================================================================================


                           (iii) To adopt such rules of procedure and prescribe
such forms as it considers appropriate for the proper administration of the Plan and are consistent with the Plan;

                           (iv) To enforce the Plan provisions and the rules of
procedure which it adopts;

                           (v) To employ agents, attorneys, accountants,
actuaries or other persons, and to allocate or delegate to them such powers, rights and duties as it considers appropriate for the proper administration of the Plan.

                  (b) The Committee will have such further powers and duties as may be elsewhere specified in the Plan.

         6.3 COMMITTEE ACTIONS. The actions of the Committee may be taken at a meeting by a majority of its members, in writing without a meeting if all members of the Committee sign such writing or by the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and participation in such a meeting in this manner shall constitute attendance and presence in person at the meeting of the person or persons so participating for all purposes. In taking action:

                  (a) The Committee may allocate authority to a specific member(s) of the Committee to carry out such duties as the Committee may assign;

                  (b) A member of the Committee may by writing delegate any or all of their rights, powers, duties and discretions to any other member of the Committee, with the consent of the latter;

                  (c) The Committee may delegate to any agents such duties and powers as it deems appropriate, by an instrument in writing which specifies which duties are so delegated and to whom each such duty is so delegated; and

                  (d) When there is an even division of opinion among the members of the Committee as to a matter, the Board of Directors of the Company will decide the matter, provided, however, that no member of the Board of Directors may vote on such a matter if it concerns such member's individual rights, privileges or obligations under the Plan.

         6.4 MEMBER WHO IS PARTICIPANT. If a member of the Committee is an Employee, such member may not decide any matter relating to the member's participation or Option Account or how the Option Account is to be paid to the member that the member would not have the right to decide in the absence of membership on the Committee, and no Employee will receive any compensation for services as a member of the Committee.

                                                      LASER VISION CENTERS, INC.
                                                    EMPLOYEE STOCK PURCHASE PLAN
                                                       EFFECTIVE JANUARY 1, 2000
================================================================================


         6.5 INFORMATION REQUIRED FROM COMPANY. The Company will furnish the Committee with such data and information as the Committee deems appropriate to administer the Plan. The records of the Company as to an Employee's Compensation will be conclusive on all persons unless determined by the Committee to be clearly incorrect.

         6.6 INFORMATION REQUIRED FROM EMPLOYEES. Each person entitled to benefits under the Plan must furnish the Company from time to time in writing such person's mailing address, each change of mailing address and such other data and information as the Committee deems appropriate to administer the Plan. Any communication, statement or notice mailed with postage prepaid to any person at the last mailing address filed with the Company will be binding upon such person for all purposes of the Plan.

         6.7 UNIFORM RULES AND ADMINISTRATION. The Committee will administer the Plan on a nondiscriminatory basis and will apply uniform rules to all persons similarly situated.

                      SECTION 7 - AMENDMENT AND TERMINATION

         7.1 AMENDMENT.

                  (a) The Company reserves the right to amend the Plan from time to time subject to the following limitations:

                           (i) No amendment will be made without the prior
approval of the stockholders of the Company if the amendment will (1) increase the number of shares of Stock reserved for purchase under the Plan, or (2) materially modify the eligibility conditions or materially increase the benefits available under the Plan.

                           (ii) No amendment will make any change in an option
granted previously and outstanding which adversely affects the rights of an Employee with respect to such option.

                           (iii) No amendment will reduce the amount of an
Employee's Option Account balance.

                  (b) The Company may delegate to the Committee or its officers the power to amend the Plan as the Company deems appropriate, subject to the limitations of this Section.

         7.2 TERMINATION. The Plan is entirely voluntary on the part of the Company and the continuance of the Plan should not be construed as a contractual obligation of the Company. Accordingly, the Company reserves the right to terminate the Plan at any time. Unless sooner terminated by the Company, the Plan shall terminate on the date all of the shares of Stock specified in Section 1.5(a) are purchased unless additional shares of Stock are authorized for the

                                                      LASER VISION CENTERS, INC.
                                                    EMPLOYEE STOCK PURCHASE PLAN
                                                       EFFECTIVE JANUARY 1, 2000
================================================================================


Plan by the stockholders of the Company. No option may be granted under the Plan after the Plan is terminated.

         7.3 RIGHTS UPON TERMINATION.

                  (a) If the Plan terminates, the Committee may elect to terminate all outstanding options to purchase shares of Stock under the Plan either immediately or upon completion of the purchase of shares of Stock on the next following Termination Date.

                  (b) If the Committee terminates an option to purchase shares of Stock prior to the expiration of the option, all amounts contributed to the Plan which remain in an Employee's Option Account will be returned to the Employee as soon as practicable.

                         SECTION 8 - GENERAL PROVISIONS

         8.1 NO TRANSFER OR ASSIGNMENT. The rights of an Employee under the Plan may not be sold, pledged, assigned or transferred, voluntarily or involuntarily, in any manner other than by will or the laws of descent and distribution. Any such attempted sale, pledge, assignment or transfer shall be without effect. An Employee's rights and all options granted under the Plan shall only be exercisable during his or her lifetime by such Employee.

         8.2 EQUAL RIGHTS AND PRIVILEGES. All Employees who are granted options under the Plan for the Offering Period will have equal rights and privileges with respect to such option.

         8.3 RIGHTS AS STOCKHOLDER. The grant of an option to purchase shares of Stock under the Plan will not confer upon an Employee any rights as a stockholder of the Company with respect to shares of Stock subject to the option. An Employee will become a stockholder with respect to shares of Stock subject to an option under the Plan only when the purchase of such shares of Stock is completed as of a Termination Date.

         8.4 RIGHTS AS EMPLOYEE. The Plan is not a contract of employment, and the grant of an option to purchase shares of Stock under the Plan will not confer upon any Employee the right to be retained in the employ of the Company or any Subsidiary.

         8.5 COSTS. All costs and expenses incurred in the administration of the Plan will be paid by the Company and its Subsidiaries. Any brokerage fees for the sale of shares of Stock by an Employee will be borne by the Employee.

         8.6 APPLICATION OF FUNDS. All proceeds received by the Company from the sale of Stock under the Plan will be used for general corporate purposes.



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

                                                      LASER VISION CENTERS, INC.
                                                    EMPLOYEE STOCK PURCHASE PLAN
                                                       EFFECTIVE JANUARY 1, 2000
================================================================================


         8.7 REPORTS. The Company will provide or cause to be provided to each Employee an annual report of the Employee's contributions under the Plan for each Plan Year and the shares of Stock purchased with such contributions.

         8.8 ACTIONS BY COMPANY. Any action taken by the Company with respect to the Plan will be by resolution of its Board of Directors or by a person or persons authorized by resolution of its Board of Directors.

         8.9 GOVERNMENTAL APPROVAL. The Plan and any offering or sale made to Employees under the Plan is subject to any governmental approvals or consents that are or may become applicable in connection herewith.

         8.10 STOCKHOLDER APPROVAL. The Plan is subject to approval by the holders of a majority of the shares present in person or by proxy and voting at the meeting at which the Plan is considered and shall not be effective without such approval.

         8.11 APPLICABLE LAW. The Plan will be governed by the laws of the State of Missouri, without regard to the law of conflicts of such state, to the extent that federal law does not preempt such laws.

         8.12 GENDER AND NUMBER. When the context permits, words in the Plan used in the masculine gender include the feminine gender, words in the singular include the plural and words in the plural include the singular.

         8.13 HEADINGS. All headings in the Plan are included solely for ease of reference and do not bear on the interpretation of the text.

         The undersigned hereby certifies that this Plan was duly adopted by the Board on September 14, 1999.

                                   /S/ Robert W. May
                                   ---------------------------------------------
                                   Name

                                   Secretary, General Counsel and Director
                                   ---------------------------------------------
                                   Title




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